Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

OCTOBER 26, 2015	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS STRONG 3RD QUARTER PERFORMANCE
Jasper, Indiana - October 26, 2015 -- German American Bancorp, Inc. (NASDAQ: GABC) (the "Company" or "German American") reported today that the Company’s third quarter earnings were $7.7 million, or $0.58 per diluted share, which were comparable to the strong performance the Company experienced during the third quarter of the prior year. As compared to the second quarter 2014 reported net income of $7.3 million, or $0.55 per diluted share, the current quarter results improved by $396,000, or $0.03 per diluted share, equating to approximately a 5% increase. On a year-to-date comparison, 2015 earnings increased to $22.4 million, or $1.69 per diluted share, as compared to $20.7 million, or $1.57 per diluted share, for the first nine months of 2014, representing an increase of approximately 8% on a per share basis.
The Company’s 2015 quarterly earnings strength was attributable to increased revenue within both net interest income and non-interest income relative to both the previous quarter and the same quarter last year. The current quarter’s net interest income increase was largely attributable to the Company’s growth in earning assets, and in particular growth of the loan portfolio. During this year’s third quarter, total loans, on a linked quarter annualized basis, increased by approximately 11%. Total non-interest income increased by approximately $1.3 million during the current quarter, relative to that earned in the same quarter last year. This year’s third quarter increase in non-interest income was primarily attributable to a one-time net gain the Company booked in connection with the donation of a building and accompanying real estate to an economic development foundation in one of the Company’s market areas.

The Company was also able to continue, during the current quarter, its historic level of control over loan related provision expense and non-interest operating expenses. During the quarter, German American was able to record a $500,000 negative provision for loan losses, due to both a lower level of non-performing loans in the third quarter and a declining trend in loan losses over the past several years. While the Company’s reported third quarter 2015 non-interest expenses did reflect an increase of $2.9 million compared with the same period of last year, a significant portion of that increase was related to the recording of an offsetting charitable contribution to the aforementioned net gain on the donation of a building to a local economic development foundation. The Company also experienced a higher level of costs associated with its partially self-insured employee health insurance plan during the current quarter, relative to that experienced in recent quarters. Exclusive of these two items, third quarter operating expenses continued the recent trend of controlled year-over-year increases.

Mark A. Schroeder, German American’s Chairman & CEO stated, “The strength and quality of our third quarter results are reflective of the strength and quality of the economic environment within our market area. The combination of strong loan demand and loan growth, coupled with the ability to book minimal provision for loan losses, were the primary drivers of our strong financial performance for both the third quarter and year-

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

to-date. Reflective of the lowest levels of unemployment within the state currently being experienced within our market area, our consumer and local business clients are investing back into the quality of life for their families and into the infrastructure and capacity of their businesses. We’re pleased that they have chosen German American to help assist them in doing so through the depth of our team of local financial professionals offering a wide array of banking, insurance, investment and wealth management products and services.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.17 per share which will be payable on November 20, 2015 to shareholders of record as of November 10, 2015.

Balance Sheet Highlights

Total assets for the Company totaled $2.313 billion at September 30, 2015, an increase of $53.5 million, or 9% on an annualized basis, compared with June 30, 2015 and an increase of $107.3 million, or 5%, compared with September 30, 2014.

September 30, 2015 total loans outstanding increased $40.8 million, or 11% on an annualized basis, compared with June 30, 2015, and increased $80.5 million, or 6%, compared to September 30, 2014 total loans outstanding. The increase in loans was broad based across most categories of loans throughout the Company's market area.

End of Period Loan Balances	9/30/2015	6/30/2015	9/30/2014
(dollars in thousands)

Commercial & Industrial Loans	$404,946	$396,741	$377,845
Commercial Real Estate Loans	600,688	584,426	586,012
Agricultural Loans	236,619	222,298	201,867
Consumer Loans	138,387	135,874	133,764
Residential Mortgage Loans	136,645	137,129	137,286
	$1,517,285	$1,476,468	$1,436,774

Non-performing assets totaled $5.5 million at September 30, 2015 compared to $5.8 million of non-performing assets at June 30, 2015 and $6.3 million at September 30, 2014. Non-performing assets represented 0.24% of total assets at September 30, 2015 compared to 0.26% of total assets at June 30, 2015 and 0.28% of total assets at September 30, 2014. Non-performing loans totaled $5.3 million at September 30, 2015 compared to $5.4 million at June 30, 2015 and $5.8 million of non-performing loans at September 30, 2014. Non-performing loans represented 0.35% of total loans at September 30, 2015 compared to 0.37% at June 30, 2015 and 0.40% at September 30, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing Assets
(dollars in thousands)
	9/30/2015	6/30/2015	9/30/2014
Non-Accrual Loans	$5,326	$5,431	$5,667
Past Due Loans (90 days or more)	10	15	96
Total Non-Performing Loans	5,336	5,446	5,763
Other Real Estate	123	317	521
Total Non-Performing Assets	$5,459	$5,763	$6,284

Restructured Loans	$2,309	$2,587	$2,688

The Company’s allowance for loan losses totaled $14.8 million at September 30, 2015 compared to $15.3 million at June 30, 2015 representing a decline of $488,000, or 13% on an annualized basis, and a decline of $822,000, or 5%, compared with September 30, 2014. The allowance for loan losses represented 0.98% of period-end loans at September 30, 2015 compared with 1.04% of period-end loans at June 30, 2015 and 1.09% of period-end loans at September 30, 2014. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $3.1 million as of September 30, 2015, $3.3 million at June 30, 2015 and $4.5 million at September 30, 2014.

Total deposits increased $41.1 million, or 9% on an annualized basis, as of September 30, 2015 compared with June 30, 2015 and increased by $39.4 million, or 2%, compared with September 30, 2014. The increase in total deposits at September 30, 2015 compared with June 30, 2015 was predominantly due to an increase in interest bearing demand accounts, short-term time deposits gathered through the CDARS network, and longer term brokered time deposits.

End of Period Deposit Balances	9/30/2015	6/30/2015	9/30/2014
(dollars in thousands)

Non-interest-bearing Demand Deposits	$418,947	$425,547	$410,329
IB Demand, Savings, and MMDA Accounts	1,039,520	1,014,013	1,020,504
Time Deposits < $100,000	194,408	189,615	205,980
Time Deposits > $100,000	150,960	133,590	127,658
	$1,803,835	$1,762,765	$1,764,471

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Results of Operations Highlights – Quarter ended September 30, 2015

Net income for the quarter ended September 30, 2015 totaled $7,721,000 or $0.58 per share, an increase of $396,000 from the second quarter of 2015 net income of $7,325,000 or $0.55 per share and was relatively flat with the third quarter of 2014 net income of $7,708,000 or $0.58 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2015			June 30, 2015			September 30, 2014

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$22,155	$3	0.06%	$20,540	$4	0.07%	$15,788	$2	0.04%
Securities	629,470	4,541	2.89%	632,270	4,400	2.78%	627,098	4,277	2.73%
Loans and Leases	1,492,772	16,796	4.47%	1,456,699	16,630	4.58%	1,424,458	16,755	4.67%
Total Interest Earning Assets	$2,144,397	$21,340	3.96%	$2,109,509	$21,034	4.00%	$2,067,344	$21,034	4.05%

Liabilities
Demand Deposit Accounts	$428,380			$420,341			$400,223
IB Demand, Savings, and
MMDA Accounts	$1,027,035	$329	0.13%	$1,055,880	$345	0.13%	$1,017,266	$317	0.12%
Time Deposits	355,853	658	0.73%	341,678	677	0.79%	330,494	708	0.85%
FHLB Advances and Other Borrowings	200,831	573	1.13%	160,196	450	1.13%	213,205	532	0.99%
Total Interest-Bearing Liabilities	$1,583,719	$1,560	0.39%	$1,557,754	$1,472	0.38%	$1,560,965	$1,557	0.40%

Cost of Funds			0.29%			0.28%			0.30%
Net Interest Income		$19,780			$19,562			$19,477
Net Interest Margin			3.67%			3.72%			3.75%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

During the quarter ended September 30, 2015, net interest income totaled $18,859,000 representing an increase of $153,000, or 1%, from the quarter ended June 30, 2015 net interest income of $18,706,000 and an increase of $68,000, or less than 1%, compared with the quarter ended September 30, 2014 net interest income of $18,791,000. The tax equivalent net interest margin for the quarter ended September 30, 2015 was 3.67% compared with 3.72% in the second quarter of 2015 and 3.75% in third quarter of 2014. The decline in the net interest margin in third quarter of 2015 compared with the second quarter of 2015 was primarily attributable to a lower level of prepayment fees on commercial real estate loans than were received during the second quarter of 2015. These prepayment fees contributed approximately 5 basis points on an annualized basis to the net interest margin during the second quarter of 2015. Accretion of loan discounts on acquired loans contributed approximately 4 basis points to the net interest margin on an annualized basis in the third quarter of 2015, 5 basis points in the second quarter of 2015, and 6 basis points in the third quarter of 2014.

During the quarter ended September 30, 2015, the Company recognized a negative $500,000 provision for loan loss which represented a decrease of $750,000 from the second quarter of 2015 provision for loan loss of $250,000 and a decrease of $500,000 from the third quarter of 2014 when no provision was recorded. The negative provision for loan loss during the third quarter of 2015 was attributable to continued improvement in the asset quality metrics of the Company and was based on the Company’s standard methodology for determining the adequacy of its allowance for loan and lease losses. During the third quarter of 2015, the negative provision for loan loss represented approximately 13 basis points of average loans on an annualized basis. The Company recognized a modest $12,000 net recovery during the third quarter of 2015.

During the quarter ended September 30, 2015, non-interest income totaled $7,757,000, an increase of $1,636,000 or 27%, compared with the quarter ended June 30, 2015, and an increase of $1,320,000, or 21%, compared with the third quarter of 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2015	6/30/2015	9/30/2014
(dollars in thousands)

Trust and Investment Product Fees	$1,051	$939	$901
Service Charges on Deposit Accounts	1,237	1,220	1,300
Insurance Revenues	1,752	1,515	1,739
Company Owned Life Insurance	205	207	210
Interchange Fee Income	547	563	508
Other Operating Income	2,134	631	599
Subtotal	6,926	5,075	5,257
Net Gains on Loans	831	784	613
Net Gains on Securities	—	262	567
Total Non-interest Income	$7,757	$6,121	$6,437

Trust and investment product fees increased $112,000, or 12%, during the quarter ended September 30, 2015 compared with the second quarter of 2015 and increased $150,000, or 17%, compared with the third quarter of 2014. The increase in revenue was primarily attributable continued growth in assets under management within in the Company's trust advisory group.

Insurance revenues increased $237,000, or 16%, during the quarter ended September 30, 2015, compared with the second quarter of 2015 and increased $13,000, or 1%, compared with the third quarter of 2014. The increase in insurance revenues in both comparative periods was primarily related to commercial insurance revenue generated through the Company’s property and casualty insurance agency.

Other operating income increased $1,503,000 during the quarter ended September 30, 2015 compared with the second quarter of 2015 and increased $1,535,000 compared with the third quarter of 2014. The donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas that had a net book value of approximately $360,000 and an estimated fair value of approximately $1.75 million resulted in a net gain on the disposition of fixed assets of approximately $1.4 million. This transaction was the primary driver of the increase in other operating income. A corresponding contribution expense of $1.75 million was recognized in advertising and promotion expense of the Company's income statement.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

Net gains on sales of loans increased $47,000, or 6%, during the third quarter of 2015 compared with the second quarter of 2015 and increased $218,000 or 36% compared with the third quarter of 2014. Loan sales totaled $39.1 million during the third quarter of 2015, compared with $38.9 million during the second quarter of 2015 and $28.6 million during the third quarter of 2014.

During the third quarter of 2015, the Company realized no gains on sales of securities compared with a net gain on the sale of securities of $262,000 in the second quarter of 2015 and $567,000 during the third quarter of 2014.

During the quarter ended September 30, 2015, non-interest expense totaled $16,966,000, an increase of $2,651,000, or 19%, compared with the quarter ended June 30, 2015, and an increase of $2,884,000, or 20%, compared with the third quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2015	6/30/2015	9/30/2014
(dollars in thousands)

Salaries and Employee Benefits	$8,998	$8,259	$7,975
Occupancy, Furniture and Equipment Expense	1,761	1,683	1,725
FDIC Premiums	284	284	277
Data Processing Fees	901	870	935
Professional Fees	787	642	516
Advertising and Promotion	2,198	484	613
Intangible Amortization	183	202	302
Other Operating Expenses	1,854	1,891	1,739
Total Non-interest Expense	$16,966	$14,315	$14,082

Salaries and benefits increased $739,000, or 9%, during the quarter ended September 30, 2015 compared with the second quarter of 2015 and increased $1,023,000, or 13%, compared with the third quarter of 2014. The increase in salaries and benefits during both comparative periods was largely driven by increased costs associated with the Company's partially self insured health insurance plan. Also contributing to the increased level of salaries and benefits was an increased level of compensation in the Company's trust and investment advisory services group and retirement benefits for certain long-term employees.

Advertising and promotion increased $1,714,000 during the quarter ended September 30, 2015 compared with the second quarter of 2015 and increased $1,585,000 compared with the third quarter of 2014. The primary

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

driver of the increase in advertising and promotion was the recognition of a $1,750,000 contribution expense related to the donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas.

The Company’s effective income tax rate was 23.9% in the quarter ended September 30, 2015, 28.6% during the quarter ended June 30, 2015 and 30.9% during the quarter ended September 30, 2014. The decline in the effective tax rate during third quarter of 2015 compared with both periods was primarily impacted by the aforementioned donation of a building and accompanying real estate, the overall percentage change in revenue generated from tax-advantaged sources, and the timing of the reversal of certain deferred tax items.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 banking offices in 13 southern Indiana counties. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of the levels of loan and banking service demand and economic strength that management is seeing in its geographical banking footprint.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2015	June 30, 2015	September 30, 2014
ASSETS
Cash and Due from Banks	$39,998	$31,538	$37,427
Short-term Investments	22,140	20,729	49,740
Interest-bearing Time Deposits with Banks	100	100	100
Investment Securities	625,239	618,891	575,925

Loans Held-for-Sale	6,410	10,622	7,590

Loans, Net of Unearned Income	1,513,580	1,472,646	1,432,749
Allowance for Loan Losses	(14,770)	(15,258)	(15,592)
Net Loans	1,498,810	1,457,388	1,417,157

Stock in FHLB and Other Restricted Stock	8,167	8,122	9,096
Premises and Equipment	37,905	38,707	40,322
Goodwill and Other Intangible Assets	21,979	22,163	22,888
Other Assets	52,462	51,426	45,676
TOTAL ASSETS	$2,313,210	$2,259,686	$2,205,921

LIABILITIES
Non-interest-bearing Demand Deposits	$418,947	$425,547	$410,329
Interest-bearing Demand, Savings, and Money Market Accounts	1,039,520	1,014,013	1,020,504
Time Deposits	345,368	323,205	333,638
Total Deposits	1,803,835	1,762,765	1,764,471

Borrowings	239,072	240,072	208,086
Other Liabilities	22,951	19,799	13,099
TOTAL LIABILITIES	2,065,858	2,022,636	1,985,656

SHAREHOLDERS' EQUITY
Common Stock and Surplus	123,112	122,437	121,691
Retained Earnings	119,656	114,190	98,528
Accumulated Other Comprehensive Income (Loss)	4,584	423	46
TOTAL SHAREHOLDERS' EQUITY	247,352	237,050	220,265

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,313,210	$2,259,686	$2,205,921

END OF PERIOD SHARES OUTSTANDING	13,273,349	13,259,594	13,210,395

BOOK VALUE PER SHARE	$18.64	$17.88	$16.67

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
INTEREST INCOME
Interest and Fees on Loans	$16,702	$16,537	$16,680	$49,538	$48,766
Interest on Short-term Investments and Time Deposits	3	4	2	10	8
Interest and Dividends on Investment Securities	3,714	3,637	3,666	11,049	11,080
TOTAL INTEREST INCOME	20,419	20,178	20,348	60,597	59,854

INTEREST EXPENSE
Interest on Deposits	987	1,022	1,025	3,002	3,098
Interest on Borrowings	573	450	532	1,481	1,448
TOTAL INTEREST EXPENSE	1,560	1,472	1,557	4,483	4,546

NET INTEREST INCOME	18,859	18,706	18,791	56,114	55,308
Provision for Loan Losses	(500)	250	—	—	550
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,359	18,456	18,791	56,114	54,758

NON-INTEREST INCOME
Net Gain on Sales of Loans	831	784	613	2,364	1,475
Net Gain on Securities	—	262	567	725	1,039
Other Non-interest Income	6,926	5,075	5,257	17,931	15,706
TOTAL NON-INTEREST INCOME	7,757	6,121	6,437	21,020	18,220

NON-INTEREST EXPENSE
Salaries and Benefits	8,998	8,259	7,975	26,082	24,285
Other Non-interest Expenses	7,968	6,056	6,107	20,032	19,026
TOTAL NON-INTEREST EXPENSE	16,966	14,315	14,082	46,114	43,311

Income before Income Taxes	10,150	10,262	11,146	31,020	29,667
Income Tax Expense	2,429	2,937	3,438	8,668	8,967

NET INCOME	$7,721	$7,325	$7,708	$22,352	$20,700

BASIC EARNINGS PER SHARE	$0.58	$0.55	$0.58	$1.69	$1.57
DILUTED EARNINGS PER SHARE	$0.58	$0.55	$0.58	$1.69	$1.57

WEIGHTED AVERAGE SHARES OUTSTANDING	13,265,893	13,256,026	13,210,395	13,247,954	13,200,025
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,273,510	13,263,604	13,230,675	13,255,510	13,221,000

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2015	2015	2014	2015	2014
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.36%	1.31%	1.41%	1.33%	1.28%
	Annualized Return on Average Equity	12.75%	12.27%	14.19%	12.52%	13.08%
	Net Interest Margin	3.67%	3.72%	3.75%	3.70%	3.76%
	Efficiency Ratio (1)	61.61%	55.74%	54.34%	57.87%	57.41%
	Net Overhead Expense to Average Earning Assets (2)	1.72%	1.55%	1.48%	1.58%	1.64%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	—%	0.04%	(0.01)%	0.01%	(0.04)%
	Allowance for Loan Losses to Period End Loans	0.98%	1.04%	1.09%
	Non-performing Assets to Period End Assets	0.24%	0.26%	0.28%
	Non-performing Loans to Period End Loans	0.35%	0.37%	0.40%
	Loans 30-89 Days Past Due to Period End Loans	0.24%	0.21%	0.25%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,274,034	$2,240,528	$2,191,484	$2,247,395	$2,159,241
	Average Earning Assets	$2,144,397	$2,109,509	$2,067,344	$2,116,893	$2,034,131
	Average Total Loans	$1,492,772	$1,456,699	$1,424,458	$1,464,632	$1,395,529
	Average Demand Deposits	$428,380	$420,341	$400,223	$425,379	$402,070
	Average Interest Bearing Liabilities	$1,583,719	$1,557,754	$1,560,965	$1,562,689	$1,534,555
	Average Equity	$242,307	$238,731	$217,268	$238,104	$210,995

	Period End Non-performing Assets (3)	$5,459	$5,763	$6,284
	Period End Non-performing Loans (4)	$5,336	$5,446	$5,763
	Period End Loans 30-89 Days Past Due (5)	$3,634	$3,025	$3,652

	Tax Equivalent Net Interest Income	$19,780	$19,562	$19,477	$58,662	$57,219
	Net Charge-offs during Period	$(12)	$161	$(42)	$159	$(458)

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.